Exhibit 99.1

JoS. A. Bank Clothiers Reports 32% Increase in Third Quarter Earnings Per Share; Company to Hold Conference Call on December 4, 2008

HAMPSTEAD, Md.--(BUSINESS WIRE)--December 3, 2008--JoS. A. Bank Clothiers, Inc. (Nasdaq Global Select Market: JOSB) announces that earnings for the third quarter of fiscal year 2008 increased 32% to $0.50 per share, as compared to $0.38 per share for the third quarter of fiscal year 2007. Net income in the third quarter of fiscal year 2008 was $9.3 million, as compared to $7.1 million in the third quarter of fiscal year 2007. Total sales for the third quarter of fiscal year 2008 increased 13.7% to $149.3 million from $131.3 million in the third quarter of fiscal year 2007, while comparable store sales increased 7.0% and Direct Marketing sales decreased 11.4%. The third quarter of fiscal year 2008 ended November 1, 2008; the third quarter of fiscal year 2007 ended November 3, 2007.

Comparing the first nine months of fiscal year 2008 with the first nine months of fiscal year 2007, earnings increased 19% to $1.52 per share, as compared to $1.28 per share and net income increased to $28.0 million, as compared to $23.7 million. Total sales for the first nine months of fiscal year 2008 increased 13.2% to $447.4 million from $395.1 million for the first nine months of fiscal year 2007 while comparable store sales increased 6.8% and Direct Marketing sales decreased 0.4%.

A conference call to discuss fiscal year 2008 third quarter earnings will be held Thursday, December 4, 2008 at 11:00 a.m. Eastern Time (ET). To join in the call please dial (USA) 866-835-8905 or (International) 703-639-1412 at least five minutes before 11:00 a.m. ET. A replay of the conference call will be available after 1:00 p.m. ET on December 4, 2008 until December 11, 2008 at 11:59 p.m. ET by dialing (USA) 800-475-6701 or (International) 320-365-3844. The access code for the replay will be 972788. In addition, a webcast replay of the conference call will be posted on the investor relations section of our website: www.josbank.com (select “Company Information” and “Investor Relations”).

All earnings per share amounts in this news release represent diluted earnings per share.

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 462 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol "JOSB."

The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, including negative changes to consumer confidence and other recessionary pressures, higher energy and security costs, the successful implementation of the Company's growth strategy including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from its global supplier base, litigations and other competitive factors. Other factors and risks that may affect the Company’s business or future financial results are detailed in the Company’s filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended February 2, 2008 and the Company's subsequent Quarterly Reports on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

JOS. A. BANK CLOTHIERS, INC. Condensed Consolidated Balance Sheets (In Thousands) (unaudited)

	February 2, 2008	November 1, 2008

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$82,082	$44,452
Accounts receivable, net	5,855	16,127
Inventories:
Finished goods	196,547	230,491
Raw materials	10,278	11,109
Total inventories	206,825	241,600
Prepaid expenses and other current assets	18,593	21,019

Total current assets	313,355	323,198

NONCURRENT ASSETS:
Property, plant and equipment, net	126,235	138,523
Other noncurrent assets	508	478
Total assets	$440,098	$462,199

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$47,383	$43,965
Accrued expenses	72,150	61,658
Deferred tax liability – current	6,688	6,652
Total current liabilities	126,221	112,275

NONCURRENT LIABILITIES:
Deferred rent	50,185	55,267
Deferred tax liability – noncurrent	1,210	2,456
Other noncurrent liabilities	1,317	1,372
Total liabilities	178,933	171,370

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock	181	181
Additional paid-in capital	80,791	82,456
Retained earnings	180,260	208,259
Accumulated other comprehensive losses	(67)	(67)
Total stockholders’ equity	261,165	290,829
Total liabilities and stockholders’ equity	$440,098	$462,199

Note: The foregoing audited and unaudited Condensed Consolidated Balance Sheets are excerpts from our Condensed Consolidated Financial Statements (as of February 2, 2008 and November 1, 2008) and do not include the Notes, which are considered an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended November 1, 2008 and the Annual Report on Form 10-K for the fiscal year ended February 2, 2008, which were filed with the Securities and Exchange Commission on December 3, 2008 and April 10, 2008, respectively.

JOS. A. BANK CLOTHIERS, INC. Condensed Consolidated Statements of Income (In Thousands, Except Per Share Information) (unaudited)

	Three Months Ended		Nine Months Ended
	November 3, 2007	November 1, 2008	November 3, 2007	November 1, 2008

Net sales	$131,304	$149,274	$395,115	$447,412

Cost of goods sold	47,679	54,980	146,663	166,900

Gross Profit	83,625	94,294	248,452	280,512

Operating expenses:
Sales and marketing, including occupancy costs	59,017	66,209	170,570	193,773
General and administrative	13,111	14,231	39,067	41,269
Total operating expenses	72,128	80,440	209,637	235,042

Operating income	11,497	13,854	38,815	45,470

Other income (expense):
Interest income	396	169	1,374	793
Interest expense	(92)	(103)	(285)	(289)
Total other income	304	66	1,089	504

Income before provision for income taxes	11,801	13,920	39,904	45,974
Provision for income taxes	4,705	4,621	16,244	17,975

Net income	$7,096	$9,299	$23,660	$27,999

Earnings per share:
Net income per share:
Basic	$0.39	$0.51	$1.31	$1.54
Diluted	$0.38	$0.50	$1.28	$1.52
Weighted average shares outstanding:
Basic	18,165	18,215	18,111	18,194
Diluted	18,439	18,461	18,419	18,433

Note: The foregoing unaudited Condensed Consolidated Statements of Income are excerpts from our unaudited Condensed Consolidated Financial Statements for the three and nine months ended November 3, 2007 and November 1, 2008 and do not include the Notes, which are considered an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended November 1, 2008, which was filed with the Securities and Exchange Commission on December 3, 2008.

JOS. A. BANK CLOTHIERS, INC. Condensed Consolidated Statements of Cash Flows (In Thousands) (Unaudited)

	Nine Months Ended
	November 3, 2007	November 1, 2008

Cash flows from operating activities:
Net income	$23,660	$27,999
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,753	15,394
Loss on disposals of property, plant and equipment	121	227
(Decrease) increase in deferred taxes	(996)	1,210
Net increase in operating working capital and other components	(36,465)	(57,434)

Net cash provided by (used in) operating activities	73	(12,604)

Cash flows from investing activities:
Capital expenditures	(19,511)	(26,888)
Proceeds from disposal of fixed assets	290	197

Net cash used in investing activities	(19,221)	(26,691)

Cash flows from financing activities:
Income tax benefit from exercise of stock options	807	528
Net proceeds from exercise of stock options	1,869	1,137

Net cash provided by financing activities	2,676	1,665

Net decrease in cash and cash equivalents	(16,472)	(37,630)

Cash and cash equivalents – beginning of period	43,080	82,082

Cash and cash equivalents – end of period	$26,608	$44,452

Note: The foregoing unaudited Condensed Consolidated Statements of Cash Flows are excerpts from our unaudited Condensed Consolidated Financial Statements for nine months ended November 3, 2007 and November 1, 2008 and do not include the Notes, which are considered an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended November 1, 2008, which was filed with the Securities and Exchange Commission on December 3, 2008.

CONTACT:
JoS. A. Bank Clothiers, Inc., Hampstead, Md.
David E. Ullman,
EVP/CFO,
410-239-5715
or
Investor Relations Information Request Website
(http://phx.corporate-ir.net/
phoenix.zhtml?c=113815&p=irol-inforeq),

or Voicemail, 410-239-5900
E-commerce Address for JoS. A. Bank Clothiers, Inc.:
www.josbank.com